UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013 (December 4, 2013)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On December 4, 2013, ABF Freight System, Inc., the largest subsidiary of Arkansas Best Corporation (Nasdaq: ABFS), filed a change of operations proposal that upon implementation will result in improved transit times for customers, enhanced operational efficiency and greater density in the carrier’s less-than-truckload freight network. The company will continue to directly serve customers in all the markets it currently serves.

Upon implementation of this change of operations, the number of total ABF service facilities will be reduced to 247 from 277 at the beginning of 2013. In the second half of 2013, eight smaller terminals were consolidated without disruption to customers. The change of operations filed today outlines the consolidation of an additional 22 smaller terminals into nearby facilities.

The proposed change is part of an ongoing, dynamic network analysis that was initiated in 2013 along with other efforts at ABF Freight to return the company to sustained, historic profitability. ABF Freight operates both a regional and long-haul network across the United States.

ABF Freight is in the process of meeting and reviewing the proposed change with all local unions involved.  All of these meetings will be concluded prior to the hearing for this matter, in accordance with Article 8, Section 6 of the ABF National Master Freight Agreement. The company has requested that the proposed change of operations be docketed for a hearing as soon as possible in early January.

Upon approval and implementation, as previously stated, Arkansas Best Corporation will provide more detail on associated, anticipated cost savings during its first quarter 2014 earnings conference call, expected to occur sometime in late April.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, a workforce stoppage by our employees covered under our collective bargaining agreement or unfavorable terms of future collective bargaining agreements; relationships with employees, including unions; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the use of information technology platforms in our business; availability, timing, and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; potential impairment of goodwill and intangible assets; the impact of our brand and corporate reputation; the cost, timing, and performance of growth initiatives; the cost, integration, and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems, and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission public filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date:	December 4, 2013	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel
and Corporate Secretary